Exhibit 99.1

ATLANTA, May 19, 2003 (PRIMEZONE) — Small Town Radio, Inc. (OTC BB:STWI.OB - News) announced that on Sunday, May 18, 2003, it filed for reorganization under Chapter 11 of the Federal Bankruptcy Act. Mr. Dan Hollis, Chairman and CEO, stated: “The filing became necessary both to preserve the Company’s assets for the benefit of its proven creditors as well as to provide the Company with breathing room to reorganize its business and its financial structure.” Mr. Hollis added: “We anticipate continuing to operate in the ordinary course during the Chapter 11 process and filing a plan for reorganization in due course as contemplated by the Bankruptcy Act.”

The Company also announced that it would file its Form 10-Q with the SEC for the quarter ended March 31, 2003. Further, the Company announced that it had accepted on May 15, 2003, the resignation of Mr. Eric Froistad as a Director of the Company. The Company appreciates Mr. Froistad’s tenure with Small Town Radio, Inc.

Small Town Radio, Inc.’s business strategy is to acquire a significant number of radio stations in smaller, less-populated areas near, but not in, mid-sized and larger markets. The Company intends initially to acquire radio stations in rural sections of the Southeastern United States, with the goal of ultimately building a geographically contiguous coverage area for both its broadcast signals and advertising sales force. The Company believes that a network of stations in contiguous broadcast areas with two or three common programming formats would provide an advertising and listener base of significant size.

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Words such as ‘intends,’ ‘expects,’ ‘anticipates,’ ‘estimates’ and similar expressions are intended to identify forward-looking statements. Forward-looking statements include statements concerning plans, objectives, future events or performance and assumptions and other statements that are not statements of historical fact. Although we believe that the expectations reflected in forward-looking statements are reasonable we can give no assurance that such expectations will prove correct. There are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by us.

We caution readers that the following important factors, among others, could cause our actual results to differ materially from the forward-looking statements contained in this report: (i) our ability to successfully purchase radio stations in accordance with our business plan; (ii) our ability to operate our radio stations profitably; (iii) our ability to obtain adequate financing to finance our operations and execute our business plan; (iv) the effect on our competitive position within our market area of the increasing consolidation within the radio broadcast industry; (v) the effect of changes in laws and regulations, including federal laws and regulations governing the ownership and operation of radio stations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (vi) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in our organization, compensation, and benefit plans; (vii) shifts in population and demographics, competition, cost fluctuations, technology advances and challenges; (viii) financial, operational and other business problems associated with the acquisition of a number of radio stations in a short period of time; and (ix) general and industry-specific economic conditions. We caution that the foregoing list of important factors is not exclusive. We have no obligation to update or revise forward-looking statements to reflect the occurrence of future events or circumstances.

Contact:

Small Town Radio, Inc.

Dan Hollis

(404) 419-2440

fax: (404) 419-2441

danhollis@smalltownradio.com